EXHIBIT 23.1


                          Consent of Independent Auditors
                          -------------------------------


JetFax, Inc.:

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-58993 of JetFax, Inc. on Form S-3 of (1) our reports dated January 30, 1998 (February 23, 1998 as to the last sentence of Note 6) and March 31, 1998 (relating to the financial statement schedule), appearing in the Annual Report on Form 10-K of JetFax, Inc. for the year ended December 31, 1997 and (2) our report dated December 12, 1997 (relating to the financial statements of DocuMagix, Inc. for the year ended June 30, 1997), appearing in Amendment Number 1 to the Current Report on Form 8-K/A of JetFax, Inc. dated December 5, 1997 (filed February 23, 1998).

We also consent to the reference to us under the heading "Experts" in this Amendment No. 1 to Registration Statement No. 333-58993.


DELOITTE & TOUCHE LLP
San Jose, California
July 23, 1998
                                       II-6

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